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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, pertaining to the 1997 Stock Option Plan, as amended, and 1998 Employee Stock Purchase Plan, of our report dated January 26, 2001 with respect to the financial statements and schedules of PCTEL, Inc. included in the Form 10-K filed with the Securities and Exchange Commission on March 28, 2001.

                                            /s/ ARTHUR ANDERSEN LLP

San Jose, California

May 29, 2001